Exhibit 4.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: _____, 2019

Original Conversion Price (subject to adjustment herein): $0.08

Principal Amount

$_______________

8.0% CONVERTIBLE NOTE

DUE 2021

THIS 8.0% CONVERTIBLE NOTE is one of a series of duly authorized and validly issued 8.0% Convertible Notes of Ipsidy Inc., a Delaware corporation, (the “Company”), having its principal place of business at 670 Long Beach Boulevard, Long Beach, New York 11561, designated as its 8.0% Convertible Note due 2021 (this note, the “Note” and, collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), the principal sum of $_______________ on November 30, 2021 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not dismissed within 90 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 90 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors or (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of the following (a) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or (b) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the Shares issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Forced Conversion” shall have the meaning set forth in Section 6.

“Holder” shall mean the original Person to whom this Note is issued pursuant to the Purchase Agreement, or any transferee of this Note whose name is registered as the Holder on the Note Register.

“Note Register” means the records of the Company regarding registration and transfers of this Note.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Person” means any natural person, or any partnership, trust, corporation or other entity existing under the laws of any jurisdiction.

“Prepayment Notice” shall have the meaning set forth in Section 2(c).

“Purchase Agreement” means the Securities Purchase Agreement, dated as of [●], 2019 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of the Company’s Common Stock $0.0001 par value.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Stern Note” means that certain note issued as of January 31, 2017 to the Trustees of the Theodore Stern Revocable Trust, in the outstanding principal amount of $2,000,000 plus accrued interest.

“Trading Day” means a day on which the principal trading market for the Shares is open for trading.

Section 2. Interest; Prepayment.

a) Payment of Interest in Cash or Shares. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount at the rate of 8.0% per annum payable on the Maturity Date, or upon an earlier Conversion Date, in cash or, at the Holder’s option, in duly authorized, validly issued, fully paid and non-assessable Shares at the Conversion Price, or a combination thereof.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, and shall accrue daily commencing on the Original Issue Date until payment or conversion in full of the outstanding Principal Amount, together with all accrued and unpaid interest. Interest shall cease to accrue with effect from the Conversion Date, with respect to any Principal Amount or part thereof converted, provided that, the Company actually delivers the Conversion Shares.

c) Prepayment. The Company shall have the option to pre-pay all or a portion of the remaining outstanding principal and interest amount of this Note in cash. If only a portion of the Notes are pre-paid, such pre-payment will be made on a pro-rata basis to all Holders of Notes. If the Company wishes to prepay this Note it shall first give not less than ten (10) business days’ notice to the Holder (“Prepayment Notice”) of its intention to do so and the Holder shall have the right to convert the Note pursuant to Section 4(a) prior to such prepayment.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time until the Principal Amount is paid in full, this Note shall be convertible at the option of the Holder, in whole or in part, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof) into that number of Conversion Shares as is determined in accordance with this Section.

b) Change of Control Transaction. In the event of a Change of Control Transaction prior to the conversion or the repayment of this Note, at the closing of such Change of Control, the Holder may elect that either: (i) the Company will pay the holder of such Note an amount equal to the sum of (x) all accrued and unpaid interest due on this Note and (y) the Principal Amount; or (ii) such Note will convert into that number of Conversion Shares as is determined in accordance with this Section.

c) The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Principal Amount to be converted and the date on which such conversion shall be effected (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Principal Amount, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date.

d) Conversions hereunder shall have the effect of lowering the outstanding Principal Amount in an amount equal to the amount converted. The Company shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount may be less than the amount stated on the face hereof.

e) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.08, subject to adjustment herein (the “Conversion Price”).

f) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount and all accrued but unpaid interest to be converted by (y) the Conversion Price.

ii. Delivery of Shares Upon Conversion. Not later than ten (10) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a book entry statement representing the Conversion Shares, together with any Shares representing the payment of accrued interest and a bank check or electronic payment in the amount of accrued and unpaid interest (if the Holder has elected to receive any accrued interest in cash). Provided, however, if the Conversion Date is on or after the six month anniversary of the Original Issue Date and if the Conversion Shares or interest Shares shall be free of trading restrictions (other than those which may then be required by the Purchase Agreement) the Company may deliver any Shares required to be delivered by the Company under this Section 4(f) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Shares. If, in the case of any Notice of Conversion, such Shares are not delivered to or as directed by the Holder by the Share Delivery Date (provided the Holder gave accurate delivery instructions), the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company any Shares issued to such Holder pursuant to the rescinded Conversion Notice but received by the Holder after such rescission.

iv. Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon the conversion of this Note. As to any fraction of a Share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole Share.

v. Transfer Taxes and Expenses. The issuance of Conversion Shares shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

g) Holder’s Conversion Limitations.

(i) The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below), except to the extent that the Holder already owns in excess of the Beneficial Ownership Limitation as of the Conversion Date.

(ii) For purposes of the foregoing sub-section, the number of Shares beneficially owned by the Holder and its Affiliates shall include the number of Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Shares which are issuable upon (i) conversion of the remaining, unconverted Principal Amount beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or Warrants or Options) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which Principal Amount is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which Principal Amount is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iv) For purposes of this Section 4(d), in determining the number of outstanding Shares, the Holder may rely on the number of outstanding Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Shares outstanding.  Upon the request of a Holder, the Company shall within two Trading Days confirm in writing to the Holder the number of Shares then outstanding.  In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding Shares was reported.

(v) The “Beneficial Ownership Limitation” shall be 4.99% of the number of Shares outstanding immediately after giving effect to the issuance of Conversion Shares issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Shares outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of this Note and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation..

Section 5. Security; Priority.

a) Security. This Note is a general unsecured obligation of the Company.

b) Priority – Senior Debt. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Equity Securities.

c) Priority – Stern Note.

(i) The Notes are superior in right of payment to the Stern Note to the extent of the aggregate Principal Amount of all Notes equal to $1,000,000. The aggregate Principal Amount of all Notes in excess of $1,000,000, shall be subordinated in right of payment to the Stern Note. Subject to the foregoing the Notes shall rank pari passu with all other unsecured indebtedness of the Company.

(ii) To the extent that the aggregate outstanding Principal Amount of all Notes exceeds $1,000,000 on the date when the priority falls to be determined, the Principal Amount to which the Notes’ priority applies shall be determined by multiplying the Principal Amount of this Note by a fraction the numerator of which is $1,000,000 and the denominator of which is the aggregate outstanding Principal Amount of all Notes, as of the relevant date. The remaining balance of the Principal Amount shall be subordinate to the Stern Note.

(iii) For the avoidance of doubt nothing in this Section shall prevent or restrict the payment of any amount when due under the Stern Note, except in the case of an Event of Default under this Note, or the occurrence of any facts and circumstances which with the passing of time, or giving of notice would constitute an Event of Default under this Note, in which case the Company will not make any such payment otherwise due under the Stern Note. Holder acknowledges that in the ordinary course interest and principal are due under the Stern Note prior to the Maturity Date of this Note.

Section 6. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Shares, (ii) subdivides outstanding Shares into a larger number of Shares, (iii) combines (including by way of a reverse stock split) outstanding Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 6 shall be made to the nearest 1/100th of a cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Shares (excluding any treasury shares of the Company) issued and outstanding.

c) Notice to the Holder; Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 6, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 7. Forced Conversion. Amendment.

a) Forced Conversion. Notwithstanding anything herein to the contrary, if after the Original Issue Date, Holders owning outstanding Notes representing in excess of half of the aggregate outstanding Principal Amount of all Notes (“Requisite Noteholders”) provide notice to the Company of their intent to convert their Notes, then this Note plus unpaid interest and other amounts owing to the Holder under this Note shall be automatically converted.

b) Amendment. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of the Purchase Agreement or the Notes may be amended and the observance of any term of the Purchase Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 7(b) will be binding upon each party to a Purchase Agreement and each Holder of this Note and all Notes then outstanding and each future holder of all such Notes.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events:

i. any default in the payment of (A) the Principal Amount of any Note or (B) interest as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment above, is not cured within 30 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver Shares to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 30 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 30 Trading Days after the Company has become or should have become aware of such failure;

iii. any representation or warranty made in this Note or the Purchase Agreement, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. the Company shall be subject to a Bankruptcy Event;

v. the Company or any Subsidiary shall default on any of its obligations under (1) The Purchase Agreement; (2) The Stern Note (3) any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $1,000,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

vi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $1,000,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs and such Event of Default is not cured within thirty (30) days of the Company learning of such Event of Default, the outstanding Principal Amount, plus accrued but unpaid interest through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, delivered by hand against written receipt therefor, or sent by email or facsimile transmission, addressed as follows:

if to the Company, to it at:

Ipsidy Inc.

670 Long Beach Blvd.

Long Beach, NY 11561

Attention: General Counsel

Email: legal@ipsidy.com

Facsimile: 516-274-0573

with a copy to:

Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th Floor

New York, NY 10005

Email: smf@flemingpllc.com

Facsimile: 516-977-1209

if to the Holder, to the Holder’s address indicated in the Note Register.

All such notices delivered by hand or by courier shall be deemed served upon receipt or refusal of receipt by the addressee. All notices given electronically shall be deemed served upon the next business day after transmission, provided no error message was received.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party hereby irrevocably consents to suit in and submits to the exclusive jurisdiction of the Courts, Federal and State, located in the State of New York for the adjudication of any dispute hereunder or in connection herewith. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in connection with such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Remedies, and Information.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Purchase Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

IPSIDY INC.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8.0% Convertible Note due 2021 of Ipsidy Inc., a Delaware corporation (the “Company”), into Shares (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Shares.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no
If yes, $____________ of Interest to be paid in Common Stock.

Number of Shares to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: _________________
Account No: ________________

Schedule 1

CONVERSION SCHEDULE

The 8.0% Convertible Notes due 2021 in the aggregate principal amount of $____________ are issued by Ipsidy Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest